Securities and Exchange Commission
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                                  March 3, 1998
                                  -------------
                Date of Report (Date of earliest event reported):



                            COVOL TECHNOLOGIES, INC.
                            ------------------------
             (Exact Name of Registrant as Specified in its Charter)


        Delaware                       0-27803                 87-0547337
        --------                       -------                 ----------
(State or Other Juris-            (Commission File        (IRS Employer Number)
diction of Incorpo                Identification No.)



                  3280 North Frontage Road
                        Lehi, Utah,                       84043
                  -------------------------               -----
                  (Address of Principal                 (Zip Code)
                    Executive Offices)


                                 (801) 768-4481
             -----------------------------------------------------
              (Registrant's telephone number, including area code)

Item 2.  Acquisition or Disposition of Assets

General Description of the Disposition

         On March 6, 1998, Covol Technologies, Inc. (the "Company"), and Alabama Synfuel #1, Ltd., a Delaware limited partnership ("AS #1"), completed the sale to Birmingham Syn Fuel, L.L.C. ("BSF"), a wholly-owned subsidiary of PacifiCorp Financial Services, Inc. ("PacifiCorp"), of a synthetic fuel briquetting plant in Birmingham, Alabama (the "Alabama Plant"). The Alabama Plant was constructed by the Company and AS #1, which is a limited partnership formed by the Company in which the Company retains an interest of approximately 74%. The sale of the Alabama Plant was effected pursuant to that certain Alabama Project Purchase Agreement, dated as of March 20, 1997, as amended by letter agreements dated June 27, 1997, July 7, 1997, August 28, 1997, December 12, 1997, and February 20, 1998 (the "Alabama Purchase Agreement"), between the Company, AS #1 and BSF.

         The terms of the sale included delivery of a Promissory Note executed by BSF in favor of AS #1 in the amount of $6,500,000 (the "Note"). BSF's obligation to repay the Note is secured by a security interest and lien on the property comprising the Alabama Plant. The Note provides for interest at twelve percent (12%) per annum, and quarterly payments of principal and interest, subject to the provision that quarterly payments will not begin until the Alabama Plant has reached prescribed production amounts, costs and sales. The Note provides for final payment on February 20, 2003.

         The sale of the Alabama Plant to PacifiCorp had no significant impact on the Company's operations. The disposition resulted in the removal of approximately $6,500,000 in fixed assets and the recognition of the Note as a note receivable in the amount of $6,500,000.

         There are a number of actions required to be taken by the Company and AS #1 involving the completion of and modifications to the Alabama Plant within specific periods provided in the Alabama Purchase Agreement. Failure to meet such conditions will trigger penalties to the Company in the form of delay payments, and will give rise to an option in BSF to return the parties to the Alabama Purchase Agreement to their respective positions prior to the Closing.

         Pursuant to that certain Amended and Restated License and Binder Purchase Agreement dated December 12, 1997 (the "License Agreement"), between BSF, the Company and AS #1, upon substantial completion of the Alabama Project a fee of $250,000 was due to AS #1, and BSF was subsequently invoiced. In addtion, BSF will pay quarterly royalty payments at a prescribed dollar amount per British thermal unit ("Btu") in the briquettes produced and sold during the calendar quarter. The prescribed dollar amount is subject to adjustment based upon the "inflation adjustment factor" as set forth in Section 29(d)(2) of the Internal Revenue Code of 1986, as amended (the "Code"). The amount to be paid is subject to adjustment to the extent that BSF incurs an operating loss on the production and sale of synthetic fuel (exclusive of the amount BSF pays as a license fee for the use of the technology). The Company cannot predict with any certainty the amount of ongoing fees that may be generated under the Licensing Agreement.

         The Company has agreed to provide binder material to BSF for the manufacture and production of synthetic fuel at an amount equal to the Company's cost plus a prescribed mark-up subject to adjustment under certain circumstances. The Company has provided to BSF warranties with respect to the operation of a facility to produce the binder materials.

         In connection with the sale of the Alabama Plant, BSF granted a call option to the Company requiring BSF to sell all of the right, title and interest of BSF in the Alabama Project at its then fair market value, exercisable during the period beginning the first business day succeeding January 1, 2010 and ending sixty (60) days thereafter.

Item 5.  Other Events

Exercise of Conversion Right - PacifiCorp Financial Services, Inc.

         On March 3, 1998 PacifiCorp Financial Services, Inc. ("PacifiCorp") provided the Company notice of PacifiCorp's intent to convert the total amount of principal outstanding under a loan made by PacifiCorp to the Company (the "PacifiCorp Loan"), plus interest of $313,527, into shares of common stock at a conversion price of approximately $7.00 per share. As of March 3, 1998, the Company had borrowed $6,686,473 under the Pacificorp Loan.

         On  March  20,  1997,  the  Company  and  PacifiCorp   entered  into  a
Convertible Loan and Security Agreement (the "Loan Agreement"), pursuant to which PacifiCorp agreed to make the PacifiCorp Loan to the Company in an amount up to $5,000,000. The proceeds of the PacifiCorp Loan were to be used by the Company to: (i) complete construction of the Alabama Plant; (ii) finance the purchase of coal fines for the Alabama Plant; (iii) fund the net working capital needs of the Alabama Plant; (iv) finance the development and construction of a wash plant for coal fines; and (v) other uses related to the Alabama Plant approved by PacifiCorp. On December 12, 1997, the Company and PacifiCorp amended the Loan Agreement to permit the Company to borrow up to $7,000,000. The Loan Agreement, as amended, provides for the conversion, at the option of PacifiCorp, of the PacifiCorp Loan into shares of the Company's common stock at a conversion price of $7.00 per share, subject to certain adjustments.

         Pursuant to PacifiCorp's exercise of its conversion right, the Company issued 1,000,000 shares of its common stock to PacifiCorp on March 4, 1998. The exact conversion price will be adjusted and additional shares will be issued based on the anti-dilution provisions of the Loan Agreement, as amended. The Company expects such additional shares to be less than 30,000 shares. PacifiCorp has been granted certain registration rights with respect to the shares issued and to be issued.

Director Resignation

         On March 8, 1998 Vern May resigned as director. Mr. May's resignation was tendered due to his acceptance of a call to serve a full-time mission for the Church of Jesus Christ of Latter-day Saints. Such resignation was subsequently accepted at a board of directors meeting held March 17, 1998, at which the board expressed appreciation for Mr. May's service.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(a)      Financial Statements of Business Acquired.

         Not applicable.

(b)      Pro Forma Financial Information.

         Included in narrative discussion under Item 2 in reliance upon Rule 11-02(b)(1) of Regulation S-X.

(c)      Exhibits.

         10.39.6 Letter Amendment dated February 20, 1998 to the Alabama Project Purchase Agreement dated as of March 20, 1997, by and among the Company, Alabama Synfuel #1 Ltd. ("AS #1"), Birmingham Syn Fuel, L.L.C. ("BSF").*


         10.39.7 Call Option Agreement dated February 20, 1998 between BSF and the Company.

         10.39.8 Letter Amendment dated February 20, 1998 to the Amended and Restated License and Binder Purchase Agreement dated as of December 12, 1997 by and among the Company, AS #1 and BSF.*

         10.39.9 Non-negotiable Promissory Note dated February 20, 1998, in favor of AS #1, executed by BSF as debtor.*

         10.39.10 Security Agreement dated February 20, 1998 by and among the Company, AS #1 and BSF.

----------------------------

         * Exhibits 10.39.6, 10.39.8, 10.39.9, each contain confidential information which has been omitted pursuant to a Confidential Treatment Request and filed separately with the Securities and Exchange Commision

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                     COVOL TECHNOLOGIES, INC.
                                                           (Registrant)


                                                     /s/Brent M. Cook
Date:  March 21, 1998                                -------------------
                                                     By:  Brent M. Cook
                                                     Title:  President